UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2018
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On June 2, 2018, Moy Park Holdings (Europe) Limited (“Moy Park”), a subsidiary of Pilgrim’s Pride Corporation (the “Company”), and certain of Moy Park’s subsidiaries entered into an unsecured multicurrency revolving facility agreement (the “Facility Agreement”) with the Governor and Company of the Bank of Ireland, as agent, and the other lenders party thereto. The Facility Agreement provides for a multicurrency revolving loan commitment of up to £100.0 million. The multicurrency revolving loan commitment under the Facility Agreement matures on June 2, 2023. Outstanding borrowings under the Facility Agreement bear interest at a rate per annum equal to the sum of (i) LIBOR or, in relation to any loan in Euros, EURIBOR, plus (ii) a margin, ranging from 1.25% to 2.00% based on Leverage (as defined in the Facility Agreement). All obligations under the Facility Agreement are guaranteed by certain of Moy Park’s subsidiaries.

The Facility Agreement contains representations and warranties, covenants, indemnities and conditions, in each case, that the Company believes are customary for transactions of this type. Pursuant to the terms of the Facility Agreement, Moy Park is required to meet certain financial and other restrictive covenants. Additionally, Moy Park is prohibited from taking certain actions without consent of the lenders, including, without limitation, incurring additional indebtedness, entering into certain mergers or other business combination transactions, permitting liens or other encumbrances on its assets and making restricted payments, including dividends, in each case, except as expressly permitted under the Facility Agreement. The Facility Agreement contains events of default that the Company believes are customary for transactions of this type. If a default occurs, any outstanding obligations under the Facility Agreement may be accelerated.

Moy Park borrowed approximately £50.0 million under the Facility Agreement. It repaid in full and terminated its £45.0 million receivables finance agreement with Barclays Bank plc using the proceeds from the Facility Agreement and available cash on hand. The remaining proceeds were used to repay other indebtedness.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Facility Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Multicurrency Revolving Facility Agreement, dated as of June 2, 2018, by and among Moy Park Holdings (Europe) Limited, certain of its subsidiaries, the Governor and Company of the Bank of Ireland, as agent, and the other lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	June 11, 2018	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer